Exhibit 99.1

Ryman Hospitality Properties, Inc. Reports Fourth Quarter and Full Year 2024 Results

NASHVILLE, Tenn. (February 20, 2025) – Ryman Hospitality Properties, Inc. (NYSE: RHP), a lodging real estate investment trust (“REIT”) specializing in group-oriented, destination hotel assets in urban and resort markets, today reported financial results for the three and twelve months ended December 31, 2024.

Fourth Quarter 2024 Highlights and Recent Developments:

●	The Company reported all-time quarterly record consolidated revenue of $647.6 million, driven by all-time quarterly record Hospitality revenue of $549.5 million and all-time quarterly record Entertainment revenue of $98.2 million.
●	The Company generated net income of $72.3 million and consolidated Adjusted EBITDAre of $188.6 million.
●	During the fourth quarter, the Company booked nearly 1.3 million same-store[1] Gross Definite Room Nights for all future years at a record estimated average daily rate (ADR) for future bookings booked during any fourth quarter of approximately $284.
●	The Company repriced its Term Loan B, reducing the applicable interest rate margin on SOFR loans from 225 basis points to 200 basis points. The interest rate margin may be automatically lowered another 25 basis points if certain criteria are met.
●	The Company declared a cash dividend of $1.15 per share for the first quarter of 2025. The dividend is payable on April 15, 2025, to stockholders of record as of March 31, 2025.

Full Year 2024 Highlights:

●	The Company generated record full year consolidated revenue of $2.3 billion, with net income of $280.2 million and consolidated Adjusted EBITDAre of $757.7 million.
●	The Company estimates the full year impact of construction disruption to its same-store Hospitality business was approximately 320 basis points to RevPAR growth; approximately 220 basis points to Total RevPAR growth; and approximately $27 million to segment operating income and Adjusted EBITDAre. The Company estimates the full year impact of construction disruption to its Entertainment business was approximately $12 million to segment operating income and Adjusted EBITDAre.
●	In 2024, the Company booked over 2.9 million same-store Gross Definite Room Nights for all future years at a record estimated ADR for future bookings booked during any year of approximately $282. Projected same-store rooms revenue from 2024 bookings production for all future years was also a record.
●	In 2024, the Company declared total dividends of $4.45 per share, an increase of 15.6% from total dividends declared in 2023; intends to pay aggregate minimum dividends for 2025 of $4.60 per share, subject to the Board’s future determinations.

Mark Fioravanti, President and Chief Executive Officer of Ryman Hospitality Properties, said, “Our fourth quarter results were below expectations, primarily due to softness in holiday leisure demand during the last two weeks of December, particularly at Gaylord Texan and Gaylord Opryland. Same-store portfolio-wide ICE! attendance was up slightly compared to last year; however, consumers attending ICE! were more price sensitive than anticipated, contributing to overnight stays declining more than expected as compared to 2023. Despite the fourth quarter shortfall, we are proud of our full year results, including approximately 10% growth in consolidated Adjusted EBITDAre, approximately 11.6% growth in AFFO and record same-store bookings production in the year for all future years.”

1 The same-store Hospitality segment excludes JW Marriott Hill Country, which was acquired June 30, 2023.

Fourth Quarter 2024 Results (as compared to Fourth Quarter 2023):

	Three Months Ended				Year Ended
	December 31,				December 31,
($ in thousands, except per share amounts)			%				%
	2024	2023	Change		2024	2023	Change

Total revenue	$647,633	$633,063	2.3%		$2,339,226	$2,158,136	8.4%

Operating income	$120,502	$123,871	(2.7)%		$490,834	$453,684	8.2%
Operating income margin	18.6%	19.6%	(1.0)	pts	21.0%	21.0%	—	pts

Net income (1) (2)	$72,291	$169,878	(57.4)%		$280,190	$341,800	(18.0)%
Net income margin (1) (2)	11.2%	26.8%	(15.6)	pts	12.0%	15.8%	(3.8)	pts

Net income available to common stockholders (1) (2)	$68,766	$142,127	(51.6)%		$271,638	$311,217	(12.7)%
Net income available to common stockholders margin (1) (2)	10.6%	22.5%	(11.9)	pts	11.6%	14.4%	(2.8)	pts
Net income available to common stockholders per diluted share (1) (2) (3)	$1.13	$2.37	(52.3)%		$4.38	$5.36	(18.3)%

Adjusted EBITDAre	$188,642	$187,494	0.6%		$757,705	$690,745	9.7%
Adjusted EBITDAre margin	29.1%	29.6%	(0.5)	pts	32.4%	32.0%	0.4	pts
Adjusted EBITDAre, excluding noncontrolling interest in consolidated joint venture	$179,015	$178,411	0.3%		$725,959	$660,861	9.9%
Adjusted EBITDAre, excluding noncontrolling interest in consolidated joint venture margin	27.6%	28.2%	(0.6)	pts	31.0%	30.6%	0.4	pts

Funds From Operations (FFO) available to common stockholders and unit holders (2)	$127,691	$197,293	(35.3)%		$500,016	$517,389	(3.4)%
FFO available to common stockholders and unit holders per diluted share/unit (2) (3)	$2.08	$3.26	(36.2)%		$8.05	$8.85	(9.0)%

Adjusted FFO available to common stockholders and unit holders	$131,460	$125,869	4.4%		$527,821	$473,133	11.6%
Adjusted FFO available to common stockholders and unit holders per diluted share/unit (3)	$2.15	$2.08	3.4%		$8.54	$8.09	5.6%

_____________________________

1 The three and twelve months ended December 31, 2023 include approximately $10.5 million in losses associated with our previous investment in Circle, a joint venture that we and our joint venture partner agreed to wind down at the end of 2023.

2 The three and twelve months ended December 31, 2023 include a $112.5 million deferred tax benefit for the release of income tax valuation allowance.

3 Diluted weighted average common shares for the three and twelve months ended December 31, 2024 include 3.5 million and 3.5 million, respectively, in equivalent shares related to the currently unexercisable investor put rights associated with the noncontrolling interest in the Company’s OEG business, which may be settled in cash or shares at the Company’s option.

Note: Consolidated full year 2024 results reflect franchise tax refunds for prior tax periods of 2020 through 2023 totaling approximately $9.1 million, which were recognized in the second quarter of 2024 (reflected as a reduction of operating expense).

Note: For the Company’s definitions of Adjusted EBITDAre, Adjusted EBITDAre margin, Adjusted EBITDAre, excluding noncontrolling interest in consolidated joint venture, Adjusted EBITDAre, excluding noncontrolling interest in consolidated joint venture margin, FFO available to common stockholders and unit holders, and Adjusted FFO available to common stockholders and unit holders, as well as a reconciliation of the non-GAAP financial measure Adjusted EBITDAre to Net Income and a reconciliation of the non-GAAP financial measures FFO available to common stockholders and unit holders and Adjusted FFO available to common stockholders and unit holders to Net Income, see “Non-GAAP Financial Measures,” “EBITDAre, Adjusted EBITDAre and Adjusted EBITDAre, Excluding Noncontrolling Interest in Consolidated Joint Venture Definition,” “Adjusted EBITDAre, Excluding Noncontrolling Interest in Consolidated Joint Venture Margin Definition” “FFO, Adjusted FFO, and Adjusted FFO available to common stockholders and unit holders Definition” and “Supplemental Financial Results” below.

Hospitality Segment

	Three Months Ended				Year Ended
	December 31,				December 31,
($ in thousands, except ADR, RevPAR, and Total RevPAR)			%				%
	2024	2023	Change		2024	2023	Change
Hospitality revenue	$549,450	$545,156	0.8%		$1,997,050	$1,833,478	8.9%
Same-Store Hospitality revenue (1)	$495,990	$503,090	(1.4)%		$1,776,526	$1,740,665	2.1%

Hospitality operating income	$110,258	$115,738	(4.7)%		$467,109	$421,264	10.9%
Hospitality operating income margin	20.1%	21.2%	(1.1)	pts	23.4%	23.0%	0.4	pts
Hospitality Adjusted EBITDAre	$165,272	$166,714	(0.9)%		$684,049	$623,160	9.8%
Hospitality Adjusted EBITDAre margin	30.1%	30.6%	(0.5)	pts	34.3%	34.0%	0.3	pts

Same-Store Hospitality operating income (1)	$106,398	$110,659	(3.9)%		$428,701	$408,081	5.1%
Same-Store Hospitality operating income margin (1)	21.5%	22.0%	(0.5)	pts	24.1%	23.4%	0.7	pts
Same-Store Hospitality Adjusted EBITDAre (1)	$153,660	$156,418	(1.8)%		$615,448	$595,259	3.4%
Same-Store Hospitality Adjusted EBITDAre margin (1)	31.0%	31.1%	(0.1)	pts	34.6%	34.2%	0.4	pts

Hospitality performance metrics:
Occupancy	66.7%	69.8%	(3.1)	pts	69.1%	71.6%	(2.5)	pts
Average Daily Rate (ADR)	$267.45	$260.81	2.5%		$257.81	$245.74	4.9%
RevPAR	$178.37	$181.97	(2.0)%		$178.24	$175.96	1.3%
Total RevPAR	$523.24	$519.15	0.8%		$478.05	$460.12	3.9%

Same-store Hospitality performance metrics: (1)
Occupancy	67.3%	70.9%	(3.6)	pts	69.1%	71.9%	(2.8)	pts
ADR	$264.50	$259.67	1.9%		$252.08	$243.19	3.7%
RevPAR	$178.00	$184.17	(3.4)%		$174.26	$174.92	(0.4)%
Total RevPAR	$517.79	$525.20	(1.4)%		$466.18	$458.02	1.8%

Gross definite room nights booked	1,293,847	1,235,718	4.7%		2,944,744	2,931,296	0.5%
Net definite room nights booked	1,086,365	1,055,406	2.9%		2,292,558	2,302,717	(0.4)%
Group attrition (as % of contracted block)	15.9%	14.0%	1.9	pts	15.5%	15.2%	0.3	pts
Cancellations ITYFTY (2)	2,425	3,249	(25.4)%		40,170	68,436	(41.3)%

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1 Same-Store Hospitality segment excludes JW Marriott Hill Country, which was acquired June 30, 2023.

2 “ITYFTY” represents In The Year For The Year.

Note: Hospitality segment and the Same-Store Hospitality portfolio full year 2024 results reflect franchise tax refunds for prior tax periods of 2020 through 2023 totaling approximately $5.6 million, which were recognized in the second quarter of 2024.

Note: For the Company’s definitions of Revenue Per Available Room (RevPAR) and Total Revenue Per Available Room (Total RevPAR), see “Calculation of RevPAR, Total RevPAR, and Occupancy” below. Property-level results and operating metrics for fourth quarter 2024 are presented in greater detail below and under “Supplemental Financial Results—Hospitality Segment Adjusted EBITDAre Reconciliations and Operating Metrics,” which includes a reconciliation of the non-GAAP financial measures Hospitality Adjusted EBITDAre to Hospitality Operating Income, and property-level Adjusted EBITDAre to property-level Operating Income for each of the hotel properties.

Hospitality Segment Highlights

●	Full year same-store Total RevPAR record of $466.18, up 1.8% from full year 2023.
●	Full year same-store operating income record of $428.7 million and full year Adjusted EBITDAre record of $615.4 million.
●	Banquet and AV revenue set a fourth quarter record for the same-store Hospitality portfolio, increasing 5.1% year over year with strong contribution per group room night.
●	Same-store attrition and cancellation revenue was approximately $16.0 million in the fourth quarter and $40.6 million for the full year.
●	Across the same-store portfolio, the Company’s ICE! programming attracted over 1.2 million ticketed guests, up slightly compared to 2023 visitation levels. However, revenue and per-visitor spend at ICE! declined as compared to 2023 due to greater-than-anticipated consumer price sensitivity.
●	The first year of ICE! at JW Hill Country performed in line with our expectations and induced incremental transient demand in a previously low occupancy period. The positive reception in the market is encouraging, and we expect that this business will continue to build in the years to come.
●	As of December 31, 2024 for the same-store Hospitality portfolio, projected group rooms revenue on the books for 2025 was approximately 3% ahead of projected group rooms revenue on the books as of December 31, 2023, for 2024 (“same time last year”). Projected occupancy on the books for 2025 was approximately 50 percentage points, and projected ADR on the books for 2025 was approximately 4% ahead of same time last year.[2]

Gaylord Opryland

	Three Months Ended				Year Ended
	December 31,				December 31,
($ in thousands, except ADR, RevPAR, and Total RevPAR)			%				%
	2024	2023	Change		2024	2023	Change
Revenue	$138,706	$140,664	(1.4)%		$495,552	$474,884	4.4%

Operating income	$40,807	$42,299	(3.5)%		$152,896	$135,554	12.8%
Operating income margin	29.4%	30.1%	(0.7)	pts	30.9%	28.5%	2.4	pts
Adjusted EBITDAre	$48,850	$50,248	(2.8)%		$185,442	$169,018	9.7%
Adjusted EBITDAre margin	35.2%	35.7%	(0.5)	pts	37.4%	35.6%	1.8	pts

Performance metrics:
Occupancy	71.2%	75.5%	(4.3)	pts	70.9%	73.0%	(2.1)	pts
ADR	$272.81	$268.39	1.6%		$258.62	$250.96	3.1%
RevPAR	$194.35	$202.70	(4.1)%		$183.35	$183.22	0.1%
Total RevPAR	$522.05	$529.42	(1.4)%		$468.82	$450.50	4.1%

Note: Gaylord Opryland full year 2024 results reflect franchise tax refunds for prior tax periods of 2020 through 2023 totaling approximately $5.4 million, which were recognized in the second quarter of 2024.

2 Beginning with Q1 2025, the Company plans to omit the presentation of same-store financial results, as 2024 includes a full year of JW Hill Country's results. As of December 31, 2024 for the total Hospitality portfolio, projected group rooms revenue on the books for 2025 was approximately 3% ahead of same time last year. Projected occupancy on the books for 2025 was approximately 49 points, and projected ADR on the books for 2025 was approximately 4% ahead of same time last year.

Gaylord Palms

	Three Months Ended				Year Ended
	December 31,				December 31,
($ in thousands, except ADR, RevPAR, and Total RevPAR)			%				%
	2024	2023	Change		2024	2023	Change
Revenue	$79,867	$87,356	(8.6)%		$302,371	$309,616	(2.3)%

Operating income	$12,420	$16,194	(23.3)%		$63,228	$71,399	(11.4)%
Operating income margin	15.6%	18.5%	(2.9)	pts	20.9%	23.1%	(2.2)	pts
Adjusted EBITDAre	$20,805	$23,062	(9.8)%		$92,672	$98,162	(5.6)%
Adjusted EBITDAre margin	26.0%	26.4%	(0.4)	pts	30.6%	31.7%	(1.1)	pts

Performance metrics:
Occupancy	60.3%	72.3%	(12.0)	pts	64.6%	73.7%	(9.1)	pts
ADR	$269.95	$261.71	3.1%		$249.98	$245.04	2.0%
RevPAR	$162.87	$189.19	(13.9)%		$161.45	$180.58	(10.6)%
Total RevPAR	$505.31	$552.69	(8.6)%		$480.88	$493.75	(2.6)%

Gaylord Texan

	Three Months Ended				Year Ended
	December 31,				December 31,
($ in thousands, except ADR, RevPAR, and Total RevPAR)			%				%
	2024	2023	Change		2024	2023	Change
Revenue	$109,256	$116,531	(6.2)%		$351,151	$358,399	(2.0)%

Operating income	$35,373	$37,955	(6.8)%		$106,416	$111,703	(4.7)%
Operating income margin	32.4%	32.6%	(0.2)	pts	30.3%	31.2%	(0.9)	pts
Adjusted EBITDAre	$41,207	$43,748	(5.8)%		$129,605	$134,650	(3.7)%
Adjusted EBITDAre margin	37.7%	37.5%	0.2	pts	36.9%	37.6%	(0.7)	pts

Performance metrics:
Occupancy	74.7%	74.6%	0.1	pts	74.6%	74.9%	(0.3)	pts
ADR	$270.13	$277.12	(2.5)%		$252.65	$244.21	3.5%
RevPAR	$201.76	$206.82	(2.4)%		$188.58	$183.02	3.0%
Total RevPAR	$654.66	$698.26	(6.2)%		$528.90	$541.30	(2.3)%

Gaylord National

	Three Months Ended				Year Ended
	December 31,				December 31,
($ in thousands, except ADR, RevPAR, and Total RevPAR)			%				%
	2024	2023	Change		2024	2023	Change
Revenue	$84,936	$85,229	(0.3)%		$311,330	$307,139	1.4%

Operating income	$10,269	$9,841	4.3%		$46,306	$42,677	8.5%
Operating income margin	12.1%	11.5%	0.6	pts	14.9%	13.9%	1.0	pts
Adjusted EBITDAre	$19,849	$19,426	2.2%		$87,849	$87,104	0.9%
Adjusted EBITDAre margin	23.4%	22.8%	0.6	pts	28.2%	28.4%	(0.2)	pts

Performance metrics:
Occupancy	60.4%	66.8%	(6.4)	pts	64.8%	68.4%	(3.6)	pts
ADR	$265.94	$254.45	4.5%		$251.80	$240.30	4.8%
RevPAR	$160.71	$170.01	(5.5)%		$163.16	$164.30	(0.7)%
Total RevPAR	$462.53	$464.13	(0.3)%		$426.17	$421.58	1.1%

Gaylord Rockies

	Three Months Ended				Year Ended
	December 31,				December 31,
($ in thousands, except ADR, RevPAR, and Total RevPAR)			%				%
	2024	2023	Change		2024	2023	Change
Revenue	$76,825	$67,360	14.1%		$290,141	$266,737	8.8%

Operating income	$6,755	$4,325	56.2%		$56,233	$44,854	25.4%
Operating income margin	8.8%	6.4%	2.4	pts	19.4%	16.8%	2.6	pts
Adjusted EBITDAre	$21,395	$18,798	13.8%		$113,327	$101,697	11.4%
Adjusted EBITDAre margin	27.8%	27.9%	(0.1)	pts	39.1%	38.1%	1.0	pts

Performance metrics:
Occupancy	71.5%	66.1%	5.4	pts	74.3%	73.4%	0.9	pts
ADR	$252.73	$241.79	4.5%		$253.11	$242.39	4.4%
RevPAR	$180.80	$159.91	13.1%		$188.09	$178.02	5.7%
Total RevPAR	$556.33	$487.79	14.1%		$528.14	$486.87	8.5%

JW Marriott Hill Country

	Three Months Ended				Year Ended
	December 31,				December 31,
($ in thousands, except ADR, RevPAR, and Total RevPAR)			%
	2024	2023	Change		2024
Revenue	$53,460	$42,066	27.1%		$220,524

Operating income	$3,860	$5,079	(24.0)%		$38,408
Operating income margin	7.2%	12.1%	(4.9)	pts	17.4%
Adjusted EBITDAre	$11,612	$10,296	12.8%		$68,601
Adjusted EBITDAre margin	21.7%	24.5%	(2.8)	pts	31.1%

Performance metrics:
Occupancy	60.4%	57.8%	2.6	pts	69.2%
ADR	$301.63	$275.32	9.6%		$317.32
RevPAR	$182.17	$159.17	14.4%		$219.58
Total RevPAR	$579.93	$456.32	27.1%		$601.32

Note: JW Marriott Hill Country was acquired by the Company on June 30, 2023, therefore there are no comparison figures for the twelve-month period.

Entertainment Segment

	Three Months Ended				Year Ended
	December 31,				December 31,
($ in thousands)			%				%
	2024	2023	Change		2024	2023	Change
Revenue	$98,183	$87,907	11.7%		$342,176	$324,658	5.4%

Operating income	$21,208	$20,561	3.1%		$66,192	$76,076	(13.0)%
Operating income margin	21.6%	23.4%	(1.8)	pts	19.3%	23.4%	(4.1)	pts
Adjusted EBITDAre	$31,938	$30,278	5.5%		$105,672	$99,658	6.0%
Adjusted EBITDAre margin	32.5%	34.4%	(1.9)	pts	30.9%	30.7%	0.2	pts

Note: Entertainment segment full year 2024 results reflect franchise tax refunds for prior tax periods of 2020 through 2023 totaling approximately $3.4 million, which were recognized in the second quarter of 2024.

Fioravanti continued, “Our Entertainment segment delivered strong performance, setting quarterly and full year records in revenue despite construction disruption from several planned investments. In 2024, we opened our newest Ole Red in Las Vegas; repositioned the Wildhorse Saloon in Nashville, creating our newest brand, Category 10; and completed a major renovation at Block 21, which included the W Austin Hotel and the ACL Live venue. In January 2025, we made a strategic investment in a leading independent festival and live event operator, Southern Entertainment, which offers exciting potential growth opportunities, serving music fans in a complementary business. With these investments and our production plans for “Opry 100,” the centennial celebration of the Grand Ole Opry, we believe OEG is well-positioned for continued growth and success in 2025 and the years ahead.”

Corporate and Other Segment

	Three Months Ended			Year Ended
	December 31,			December 31,
($ in thousands)			%			%
	2024	2023	Change	2024	2023	Change
Operating loss	$(10,964)	$(12,428)	11.8%	$(42,467)	$(43,656)	2.7%
Adjusted EBITDAre	$(8,568)	$(9,498)	9.8%	$(32,016)	$(32,073)	0.2%

Note: Corporate and Other segment full year 2024 results reflect franchise tax refunds for prior tax periods of 2020 through 2023 totaling approximately $0.1 million, which were recognized in the second quarter of 2024.

Capital Expenditures

In 2024, the Company’s capital expenditures totaled approximately $408 million, including approximately $301 million in its Hospitality segment and approximately $107 million in its Entertainment and Corporate & Other segments.

Major Hospitality projects included:

●	Development of a 26,000-square-foot pavilion (estimated project cost: $27 million3) and repositioning of the Grand Lodge atrium (estimated project cost: $42 million) at Gaylord Rockies, which were completed in June 2024 and November 2024, respectively;
●	Renovation of the Governor’s ballroom, meeting space and pre-function space at Gaylord Opryland (estimated project cost: $17 million), which was completed in January 2025;
●	Renovation of the lobby and rooms, excluding those added with the 2021 expansion, at Gaylord Palms (estimated project cost: $108 million), which was completed in February 2025; and
●	Renovation and reconfiguration of the Presidential ballroom, meeting space and pre-function space (estimated project cost: $36 million) and development of a new 550-seat sports bar, 3,000-square-foot pavilion and an adjacent event lawn (estimated project cost: $40 million) at Gaylord Opryland, which remain under construction.

Major Entertainment projects included:

●	Development of Ole Red Las Vegas (estimated project cost: $48 million), which opened in January 2024;
●	Renovation of Block 21 (estimated project cost: $40 million), including the rooms and public space at the W Austin Hotel and a private events terrace at the ACL Live venue, which was completed in December 2024; and
●	Repositioning of the former Wildhorse Saloon to Category 10 (estimated project cost: $42 million), which opened in November 2024, except for the rooftop, which opened in February 2025.

In 2025, the Company expects to spend approximately $400 to $500 million on capital expenditures, primarily related to its Hospitality business.

Major Hospitality projects planned for 2025 include:

●	Continuation of the renovation of the Presidential ballroom, meeting space and pre-function space at Gaylord Opryland, which is expected to be completed by mid-year 2025;
●	Continuation of the sports bar, pavilion and event lawn development at Gaylord Opryland, which is expected to be completed in the first quarter of 2026;
●	The recently announced meeting space expansion at Gaylord Opryland (estimated project cost: $131 million), which is now underway and expected to be completed in 2027; and
●	Renovation of the rooms at Gaylord Texan (estimated project cost: $140 million), which is expected to begin in May 2025 and run through mid-year 2026.

3 Cash spending toward estimated project costs may occur over multiple calendar years.

Disruption

The Company estimates the full year 2024 impact of construction disruption to its same-store Hospitality business was approximately 320 basis points to RevPAR growth; approximately 220 basis points to Total RevPAR growth; and approximately $27 million to operating income and Adjusted EBITDAre. These estimates increased from our original estimates due primarily to construction labor shortages in the Orlando market. In addition, we elected to accelerate the timing of several smaller related projects at Gaylord Palms, which, by addressing simultaneously with the rooms renovation, reduced the total cost of renovations that would have occurred over multiple years.

The Company estimates the full year 2024 impact of construction disruption to its Entertainment business was approximately $12 million to operating income and Adjusted EBITDAre.

Fioravanti continued, “We experienced more construction disruption in 2024 than we originally anticipated due primarily to construction labor issues in the Orlando market, which increased the average number of days rooms were out of service for renovation. While we had projected the potential of offsetting a portion of these delays through targeted efficiencies, increasingly challenging construction labor market conditions limited our progress. Given the market and property-specific nature of these delays, we do not expect to experience similar issues with our other capital projects underway.

As we articulated during our 2024 Investor Day, we are committed to the long-term positioning of our assets to better serve and create value for the group customer. It is evident from our results in recent years that this focus is generating superior returns for our shareholders. Furthermore, our pace of bookings and group rooms revenue on the books for all future years clearly demonstrates our customers are embracing these plans. We believe our capital deployment strategies, while somewhat disruptive in the short term, will drive long-term outperformance.”

For 2025, the Company estimates the full year impact of construction disruption to its total Hospitality business to be 250 to 350 basis points to RevPAR; 200 to 300 basis points to Total RevPAR; and $30 to $35 million to operating income and Adjusted EBITDAre. The Company expects disruption to impact results at Gaylord Opryland, Gaylord Texan and, to a lesser extent, Gaylord Palms (for the renovation period through February 2025).

2025 Guidance

The Company is providing its 2025 business performance outlook based on current information as of February 20, 2025. The Company does not expect to update the guidance provided below before next quarter’s earnings release. However, the Company may update its full business outlook or any portion thereof at any time for any reason. The below guidance does not present same-store data since 2024 includes a full year of JW Hill Country’s results.

	Guidance Range
(in millions, except per share figures)	For Full Year 2025 (1)
	Low	High	Midpoint
Consolidated Hospitality RevPAR growth	2.25%	4.75%	3.50%
Consolidated Hospitality Total RevPAR growth	1.75%	4.25%	3.00%

Operating income:
Hospitality	$444.0	$468.0	$456.0
Entertainment	65.8	69.8	67.8
Corporate and Other	(48.0)	(47.5)	(47.8)
Consolidated operating income	$461.7	$490.3	$476.0

Adjusted EBITDAre:
Hospitality	$675.0	$715.0	$695.0
Entertainment	110.0	120.0	115.0
Corporate and Other	(36.0)	(34.0)	(35.0)
Consolidated Adjusted EBITDAre	$749.0	$801.0	$775.0

Net income	$245.3	$261.0	$253.1
Net income available to common stockholders	$237.3	$255.0	$246.1

FFO available to common stockholders and unit holders	$487.4	$524.5	$505.9
Adjusted FFO available to common stockholders and unit holders	$510.0	$555.0	$532.5

Net income available to common stockholders per diluted share (2)	$3.80	$4.05	$3.93
Adjusted FFO available to common stockholders and unit holders
per diluted share/unit (2)	$8.24	$8.86	$8.55

Weighted average shares outstanding - diluted (2)	64.5	64.5	64.5
Weighted average shares and OP units outstanding - diluted (2)	64.9	64.9	64.9

(1)	Amounts are calculated based on unrounded numbers.
(2)	Includes shares related to the currently unexercisable investor put rights associated with the noncontrolling interest in the Company’s OEG business, which may be settled in cash or shares at the Company’s option.

Note: For reconciliations of Consolidated Adjusted EBITDAre guidance to Net Income, segment-level Adjusted EBITDAre to segment-level Operating Income, and FFO and Adjusted FFO available to common stockholders and unitholders to Net Income, see “Reconciliation of Forward-Looking Statements.”

Dividend Update

On January 15, 2025, the Company paid the previously announced quarterly cash dividend of $1.15 per common share, which was paid to stockholders of record as of December 31, 2024.

Today, the Company declared its first quarter 2025 cash dividend of $1.15 per share of common stock, payable on April 15, 2025, to stockholders of record as of March 31, 2025. The Company’s dividend policy provides that it will distribute minimum dividends of 100% of REIT taxable income annually. Future dividends are subject to the Board’s future determinations as to amount and timing.

Balance Sheet/Liquidity Update

As of December 31, 2024, the Company had unrestricted cash of $477.7 million and total debt outstanding of $3,378.4 million, net of unamortized deferred financing costs. As of December 31, 2024, there were no amounts drawn under the Company’s revolving credit facility, $21.0 million was drawn under OEG’s revolving credit facility, and the lending banks had issued $4.3 million in letters of credit under the Company’s revolving credit facility, which left $754.7 million of aggregate borrowing availability under the Company’s revolving credit facility and OEG’s revolving credit facility.

Earnings Call Information

Ryman Hospitality Properties will hold a conference call to discuss this release tomorrow, February 21, at 11:00 a.m. ET. Investors can listen to the conference call over the Internet at www.rymanhp.com. To listen to the live call, please go to the Investor Relations section of the website (Investor Relations/News & Events/Events & Presentation) at least 15 minutes prior to the call to register and download any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available shortly after the call and will be available for at least 30 days.

About Ryman Hospitality Properties, Inc.

Ryman Hospitality Properties, Inc. (NYSE: RHP) is a leading lodging and hospitality real estate investment trust that specializes in upscale convention center resorts and entertainment experiences. The Company’s holdings include Gaylord Opryland Resort & Convention Center; Gaylord Palms Resort & Convention Center; Gaylord Texan Resort & Convention Center; Gaylord National Resort & Convention Center; and Gaylord Rockies Resort & Convention Center, five of the top seven largest non-gaming convention center hotels in the United States based on total indoor meeting space. The Company also owns the JW Marriott San Antonio Hill Country Resort & Spa as well as two ancillary hotels adjacent to our Gaylord Hotels properties. The Company’s hotel portfolio is managed by Marriott International and includes a combined total of 11,414 rooms as well as more than 3 million square feet of total indoor and outdoor meeting space in top convention and leisure destinations across the country. RHP also owns a 70% controlling ownership interest in Opry Entertainment Group (OEG), which is composed of entities owning a growing collection of iconic and emerging country music brands, including the Grand Ole Opry; Ryman Auditorium; WSM 650 AM; Ole Red; Category 10; Nashville-area attractions; Block 21, a mixed-use entertainment, lodging, office and retail complex, including the W Austin Hotel and the ACL Live at the Moody Theater, located in downtown Austin, Texas; and a majority interest in Southern Entertainment, a leading festival and events business. RHP operates OEG as its Entertainment segment in a taxable REIT subsidiary, and its results are consolidated in the Company’s financial results.

Cautionary Note Regarding Forward-Looking Statements

This press release contains statements as to the Company’s beliefs and expectations of the outcome of future events that are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. You can identify these statements by the fact that they do not relate strictly to historical or current facts. Examples of these statements include, but are not limited to, statements regarding the future performance of the Company’s business, anticipated business levels and anticipated financial results for the Company during future periods, the Company’s expected cash dividend, and other business or operational issues. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made. These include the risks and uncertainties associated with economic conditions affecting the hospitality business generally, the geographic concentration of the Company’s hotel properties, business levels at the Company’s hotels, the effects of inflation on the Company’s business, including the effects on costs of labor and supplies and effects on group customers at the Company’s hotels and customers in OEG’s businesses, the Company’s ability to remain qualified as a REIT, the Company’s ability to execute our strategic goals as a REIT, the Company’s ability to generate cash flows to support dividends, future board determinations regarding the timing and amount of dividends and changes to the dividend policy, the Company’s ability to borrow funds pursuant to its credit agreements and to refinance indebtedness and/or to successfully amend the agreements governing its indebtedness in the future, and changes in interest rates. Other factors that could cause operating and financial results to differ are described in the filings made from time to time by the Company with the U.S. Securities and Exchange Commission (SEC) and include the risk factors and other risks and uncertainties described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, and subsequent filings. The Company does not undertake any obligation to release publicly any revisions to forward-looking statements made by it to reflect events or circumstances occurring after the date hereof or the occurrence of unanticipated events.

Additional Information

This release should be read in conjunction with the consolidated financial statements and notes thereto included in our most recent Annual Report on Form 10-K. Copies of our reports are available on our website at no expense at www.rymanhp.com and through the SEC’s Electronic Data Gathering Analysis and Retrieval System (“EDGAR”) at www.sec.gov.

Calculation of RevPAR and Total RevPAR

We calculate revenue per available room (“RevPAR”) for our hotels by dividing room revenue by room nights available to guests for the period. We calculate total revenue per available room (“Total RevPAR”) for our hotels by dividing the sum of room revenue, food & beverage, and other ancillary services revenue by room nights available to guests for the period. Hospitality metrics do not include the results of the W Austin, which is included in the Entertainment segment.

Calculation of GAAP Margin Figures

We calculate net income available to common stockholders margin by dividing GAAP consolidated net income available to common stockholders by GAAP consolidated total revenue. We calculate consolidated, segment or property-level operating income margin by dividing consolidated, segment or property-level GAAP operating income by consolidated, segment or property-level GAAP revenue.

Non-GAAP Financial Measures

We present the following non-GAAP financial measures we believe are useful to investors as key measures of our operating performance:

EBITDAre, Adjusted EBITDAre and Adjusted EBITDAre, Excluding Noncontrolling Interest in Consolidated Joint Venture Definition

We calculate EBITDAre, which is defined by the National Association of Real Estate Investment Trusts (“NAREIT”) in its September 2017 white paper as net income (calculated in accordance with GAAP) plus interest expense, income tax expense, depreciation and amortization, gains or losses on the disposition of depreciated property (including gains or losses on change in control), impairment write-downs of depreciated property and of investments in unconsolidated affiliates caused by a decrease in the value of depreciated property of the affiliate, and adjustments to reflect the entity’s share of EBITDAre of unconsolidated affiliates.

Adjusted EBITDAre is then calculated as EBITDAre, plus to the extent the following adjustments occurred during the periods presented:

●	preopening costs;
●	non-cash lease expense;
●	equity-based compensation expense;
●	impairment charges that do not meet the NAREIT definition above;
●	credit losses on held-to-maturity securities;
●	transaction costs of acquisitions;
●	interest income on bonds;
●	loss on extinguishment of debt;
●	pension settlement charges;
●	pro rata Adjusted EBITDAre from unconsolidated joint ventures; and
●	any other adjustments we have identified herein.

We then exclude the pro rata share of Adjusted EBITDAre related to noncontrolling interests in consolidated joint ventures to calculate Adjusted EBITDAre, Excluding Noncontrolling Interest in Consolidated Joint Venture.

We use EBITDAre, Adjusted EBITDAre and Adjusted EBITDAre, Excluding Noncontrolling Interest in Consolidated Joint Venture and segment or property-level EBITDAre and Adjusted EBITDAre to evaluate our operating performance. We believe that the presentation of these non-GAAP financial measures provides useful information to investors regarding our operating performance and debt leverage metrics, and that the presentation of these non-GAAP financial measures, when combined with the primary GAAP presentation of net income or operating income, as applicable, is beneficial to an investor’s complete understanding of our operating performance. We make additional adjustments to EBITDAre when evaluating our performance because we believe that presenting Adjusted EBITDAre and Adjusted EBITDAre, Excluding Noncontrolling Interest in Consolidated Joint Venture provides useful information to investors regarding our operating performance and debt leverage metrics.

Adjusted EBITDAre Margin and Adjusted EBITDAre, Excluding Noncontrolling Interest in Consolidated Joint Venture Margin Definition

We calculate consolidated Adjusted EBITDAre, Excluding Noncontrolling Interest in Consolidated Joint Venture Margin by dividing consolidated Adjusted EBITDAre, Excluding Noncontrolling Interest in Consolidated Joint Venture by GAAP consolidated total revenue. We calculate consolidated, segment or property-level Adjusted EBITDAre Margin by dividing consolidated, segment-, or property-level Adjusted EBITDAre by consolidated, segment-, or property-level GAAP revenue. We believe Adjusted EBITDAre, Excluding Noncontrolling Interest in Consolidated Joint Venture Margin is useful to investors in evaluating our operating performance because this non-GAAP financial measure helps investors evaluate and compare the results of our operations from period to period by presenting a ratio showing the quantitative relationship between Adjusted EBITDAre, Excluding Noncontrolling Interest in Consolidated Joint Venture and GAAP consolidated total revenue or segment or property-level GAAP revenue, as applicable.

FFO, Adjusted FFO, and Adjusted FFO available to common stockholders and unit holders Definition

We calculate FFO, which definition is clarified by NAREIT in its December 2018 white paper as net income (calculated in accordance with GAAP) excluding depreciation and amortization (excluding amortization of deferred financing costs and debt discounts), gains and losses from the sale of certain real estate assets, gains and losses from a change in control, impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciated real estate held by the entity, income (loss) from consolidated joint ventures attributable to noncontrolling interest, and pro rata adjustments from unconsolidated joint ventures.

To calculate Adjusted FFO available to common stockholders and unit holders, we then exclude, to the extent the following adjustments occurred during the periods presented:

●	right-of-use asset amortization;
●	impairment charges that do not meet the NAREIT definition above;
●	write-offs of deferred financing costs;
●	amortization of debt discounts or premiums and amortization of deferred financing costs;
●	loss on extinguishment of debt;
●	non-cash lease expense;
●	credit loss on held-to-maturity securities;
●	pension settlement charges;
●	additional pro rata adjustments from unconsolidated joint ventures;
●	(gains) losses on other assets;
●	transaction costs of acquisitions;
●	deferred income tax expense (benefit); and
●	any other adjustments we have identified herein.

FFO available to common stockholders and unit holders and Adjusted FFO available to common stockholders and unit holders exclude the ownership portion of the joint ventures not controlled or owned by the Company.

We present Adjusted FFO available to common stockholders and unit holders per diluted share/unit as a non-GAAP measure of our performance in addition to net income available to common stockholders per diluted share (calculated in accordance with GAAP). We calculate Adjusted FFO available to common stockholders and unit holders per diluted share/unit as Adjusted FFO (defined as set forth above) for a given operating period, as adjusted for the effect of dilutive securities, divided by the number of diluted shares and units outstanding during such period.

We believe that the presentation of these non-GAAP financial measures provides useful information to investors regarding the performance of our ongoing operations because each presents a measure of our operations without regard to specified non-cash items such as real estate depreciation and amortization, gain or loss on sale of assets and certain other items, which we believe are not indicative of the performance of our underlying hotel properties. We believe that these items are more representative of our asset base than our ongoing operations. We also use these non-GAAP financial measures as measures in determining our results after considering the impact of our capital structure.

We caution investors that non-GAAP financial measures we present may not be comparable to similar measures disclosed by other companies, because not all companies calculate these non-GAAP measures in the same manner. The non-GAAP financial measures we present, and any related per share measures, should not be considered as alternative measures of our net income, operating performance, cash flow or liquidity. These non-GAAP financial measures may include funds that may not be available for our discretionary use due to functional requirements to conserve funds for capital expenditures and property acquisitions and other commitments and uncertainties. Although we believe that these non-GAAP financial measures can enhance an investor’s understanding of our results of operations, these non-GAAP financial measures, when viewed individually, are not necessarily better indicators of any trend as compared to GAAP measures such as net income, operating income, or cash flow from operations.

Investor Relations Contacts:	Media Contacts:
Mark Fioravanti, President and Chief Executive Officer	Shannon Sullivan, Vice President Corporate and Brand Communications
Ryman Hospitality Properties, Inc.	Ryman Hospitality Properties, Inc.
(615) 316-6588	(615) 316-6725
mfioravanti@rymanhp.com	ssullivan@rymanhp.com
~or~
Jennifer Hutcheson, Chief Financial Officer
Ryman Hospitality Properties, Inc.
(615) 316-6320
jhutcheson@rymanhp.com
~or~
Sarah Martin, Vice President Investor Relations
Ryman Hospitality Properties, Inc.
(615) 316-6011
sarah.martin@rymanhp.com

RYMAN HOSPITALITY PROPERTIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

Unaudited

(In thousands, except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2024	2023	2024	2023
Revenues:
Rooms	$187,303	$191,086	$744,587	$701,138
Food and beverage	221,523	215,234	940,827	831,796
Other hotel revenue	140,624	138,836	311,636	300,544
Entertainment	98,183	87,907	342,176	324,658
Total revenues	647,633	633,063	2,339,226	2,158,136

Operating expenses:
Rooms	45,066	45,539	179,358	173,749
Food and beverage	128,721	126,321	516,309	465,963
Other hotel expenses	195,256	188,931	555,554	519,328
Management fees, net	17,231	19,865	73,531	66,425
Total hotel operating expenses	386,274	380,656	1,324,752	1,225,465
Entertainment	68,041	58,919	241,847	223,663
Corporate	10,739	12,207	41,819	42,789
Preopening costs	1,257	883	4,618	1,308
Gain on sale of assets	–	–	(270)	–
Depreciation and amortization	60,820	56,527	235,626	211,227
Total operating expenses	527,131	509,192	1,848,392	1,704,452

Operating income	120,502	123,871	490,834	453,684

Interest expense, net of amounts capitalized	(53,829)	(61,142)	(225,395)	(211,370)
Interest income	6,172	7,446	27,977	21,423
Loss on extinguishment of debt	(160)	–	(2,479)	(2,252)
Income (loss) from unconsolidated joint ventures	51	217	275	(17,308)
Other gains and (losses), net	(261)	(1,549)	2,814	3,921
Income before income taxes	72,475	68,843	294,026	248,098
(Provision) benefit for income taxes	(184)	101,035	(13,836)	93,702
Net income	72,291	169,878	280,190	341,800

Net income attributable to noncontrolling interest in consolidated joint venture	(3,072)	(26,809)	(6,760)	(28,465)
Net income attributable to noncontrolling interest in Operating Partnership	(453)	(942)	(1,792)	(2,118)
Net income available to common stockholders	$68,766	$142,127	$271,638	$311,217

Basic income per share available to common stockholders	$1.15	$2.38	$4.54	$5.39
Diluted income per share available to common stockholders (1)	$1.13	$2.37	$4.38	$5.36

Weighted average common shares for the period:
Basic	59,902	59,710	59,859	57,750
Diluted (1)	63,698	60,058	63,632	58,061

(1)	Diluted weighted average common shares for the three and twelve months ended December 31, 2024 include 3.5 million and 3.5 million, respectively, in equivalent shares related to the currently unexercisable investor put rights associated with the noncontrolling interest in the Company’s OEG business, which may be settled in cash or shares at the Company’s option.

RYMAN HOSPITALITY PROPERTIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

Unaudited

(In thousands)

	December 31,	December 31,
	2024	2023
ASSETS:
Property and equipment, net of accumulated depreciation	$4,124,382	$3,955,586
Cash and cash equivalents - unrestricted	477,694	591,833
Cash and cash equivalents - restricted	98,534	108,608
Notes receivable, net	57,801	61,760
Trade receivables, net	94,184	110,029
Deferred income tax assets, net	70,511	81,624
Prepaid expenses and other assets	178,091	154,810
Intangible assets, net	116,376	124,287
Total assets	$5,217,573	$5,188,537

LIABILITIES AND EQUITY:
Debt and finance lease obligations	$3,378,396	$3,377,028
Accounts payable and accrued liabilities	466,571	464,720
Dividends payable	71,444	67,932
Deferred management rights proceeds	164,658	165,174
Operating lease liabilities	135,117	129,122
Other liabilities	66,805	66,658
Noncontrolling interest in consolidated joint venture	381,945	345,126
Total equity	552,637	572,777
Total liabilities and equity	$5,217,573	$5,188,537

RYMAN HOSPITALITY PROPERTIES, INC. AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL RESULTS

ADJUSTED EBITDAre RECONCILIATION

Unaudited

(In thousands)

	Three Months Ended				Year Ended
	December 31,				December 31,
	2024		2023		2024		2023
	$	Margin	$	Margin	$	Margin	$	Margin
Consolidated:
Revenue	$647,633		$633,063		$2,339,226		$2,158,136
Net income	$72,291	11.2%	$169,878	26.8%	$280,190	12.0%	$341,800	15.8%
Interest expense, net	47,657		53,696		197,418		189,947
Provision (benefit) for income taxes	184		(101,035)		13,836		(93,702)
Depreciation and amortization	60,820		56,527		235,626		211,227
Gain on sale of assets	–		–		(270)		–
Pro rata EBITDAre from unconsolidated joint ventures	–		3		5		25
EBITDAre	180,952	27.9%	179,069	28.3%	726,805	31.1%	649,297	30.1%
Preopening costs	1,257		883		4,618		1,308
Non-cash lease expense	597		1,215		3,501		5,710
Equity-based compensation expense	3,167		3,941		13,891		15,421
Pension settlement charge	261		1,313		858		1,313
Interest income on Gaylord National bonds	1,113		1,194		4,616		4,936
Loss on extinguishment of debt	160		–		2,479		2,252
Transaction costs for acquisitions	1,209		–		1,209		–
Pro rata adjusted EBITDAre from unconsolidated joint ventures	(74)		(121)		(272)		10,508
Adjusted EBITDAre	188,642	29.1%	187,494	29.6%	757,705	32.4%	690,745	32.0%
Adjusted EBITDAre of noncontrolling interest in consolidated joint venture	(9,627)		(9,083)		(31,746)		(29,884)
Adjusted EBITDAre, excluding noncontrolling interest in consolidated joint venture	$179,015	27.6%	$178,411	28.2%	$725,959	31.0%	$660,861	30.6%

Hospitality segment:
Revenue	$549,450		$545,156		$1,997,050		$1,833,478
Operating income	$110,258	20.1%	$115,738	21.2%	$467,109	23.4%	$421,264	23.0%
Depreciation and amortization	52,918		48,762		205,189		186,749
Non-cash lease expense	983		1,020		3,932		4,077
Interest income on Gaylord National bonds	1,113		1,194		4,616		4,936
Other gains and (losses), net	–		–		3,203		6,134
Adjusted EBITDAre	$165,272	30.1%	$166,714	30.6%	$684,049	34.3%	$623,160	34.0%

Same-Store Hospitality segment: (1)
Revenue	$495,990		$503,090		$1,776,526		$1,740,665
Operating income	$106,398	21.5%	$110,659	22.0%	$428,701	24.1%	$408,081	23.4%
Depreciation and amortization	45,166		43,545		174,996		172,031
Non-cash lease expense	983		1,020		3,932		4,077
Interest income on Gaylord National bonds	1,113		1,194		4,616		4,936
Other gains and (losses), net	–		–		3,203		6,134
Adjusted EBITDAre	$153,660	31.0%	$156,418	31.1%	$615,448	34.6%	$595,259	34.2%

Entertainment segment:
Revenue	$98,183		$87,907		$342,176		$324,658
Operating income	$21,208	21.6%	$20,561	23.4%	$66,192	19.3%	$76,076	23.4%
Depreciation and amortization	7,677		7,544		29,519		23,611
Preopening costs	1,257		883		4,618		1,308
Non-cash lease (revenue) expense	(386)		195		(431)		1,633
Equity-based compensation	859		995		3,741		3,805
Other gains and (losses), net	137		–		817		–
Transaction costs for acquisitions	1,209		–		1,209		–
Pro rata adjusted EBITDAre from unconsolidated joint ventures	(23)		100		7		(6,775)
Adjusted EBITDAre	$31,938	32.5%	$30,278	34.4%	$105,672	30.9%	$99,658	30.7%

Corporate and Other segment:
Operating loss	$(10,964)		$(12,428)		$(42,467)		$(43,656)
Depreciation and amortization	225		221		918		867
Other gains and (losses), net	(398)		(1,550)		(1,205)		(2,213)
Equity-based compensation	2,308		2,946		10,150		11,616
Gain on sale of assets	–		–		(270)		–
Pension settlement charge	261		1,313		858		1,313
Adjusted EBITDAre	$(8,568)		$(9,498)		$(32,016)		$(32,073)
(1)	Same-Store Hospitality segment excludes JW Marriott Hill Country, which was acquired on June 30, 2023.

RYMAN HOSPITALITY PROPERTIES, INC. AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL RESULTS

FUNDS FROM OPERATIONS (“FFO”) AND ADJUSTED FFO RECONCILIATION

Unaudited

(In thousands, except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2024	2023	2024	2023
Net income	$72,291	$169,878	$280,190	$341,800
Noncontrolling interest in consolidated joint venture	(3,072)	(26,809)	(6,760)	(28,465)
Net income available to common stockholders and unit holders	69,219	143,069	273,430	313,335
Depreciation and amortization	60,773	56,483	235,437	211,064
Adjustments for noncontrolling interest	(2,303)	(2,263)	(8,856)	(7,083)
Pro rata adjustments from joint ventures	2	4	5	73
FFO available to common stockholders and unit holders	127,691	197,293	500,016	517,389

Right-of-use asset amortization	47	44	189	163
Non-cash lease expense	597	1,215	3,501	5,710
Pension settlement charge	261	1,313	858	1,313
Pro rata adjustments from joint ventures	(74)	(121)	(272)	10,508
Gain on other assets	–	–	(270)	–
Amortization of deferred financing costs	2,660	2,674	10,655	10,663
Amortization of debt discounts and premiums	545	637	2,397	2,325
Loss on extinguishment of debt	160	–	2,479	2,252
Adjustments for noncontrolling interest	(1,117)	23,533	(3,137)	18,635
Transaction cost of acquisitions	1,209	–	1,209	–
Deferred tax provision (benefit) (1)	(519)	(100,719)	10,196	(95,825)
Adjusted FFO available to common stockholders and unit holders	$131,460	$125,869	$527,821	$473,133

Basic net income per share	$1.15	$2.38	$4.54	$5.39
Diluted net income per share	$1.13	$2.37	$4.38	$5.36

FFO available to common stockholders and unit holders per basic share/unit	$2.12	$3.28	$8.30	$8.90
Adjusted FFO available to common stockholders and unit holders per basic share/unit	$2.18	$2.09	$8.76	$8.14

FFO available to common stockholders and unit holders per diluted share/unit (1)	$2.08	$3.26	$8.05	$8.85
Adjusted FFO available to common stockholders and unit holders per diluted share/unit (1)	$2.15	$2.08	$8.54	$8.09

Weighted average common shares and OP units for the period:
Basic	60,297	60,105	60,254	58,145
Diluted (2)	64,093	60,453	64,027	58,456

(1)	Diluted weighted average common shares and OP units for the three and twelve months ended December 31, 2024 include 3.5 million and 3.5 million, respectively, in equivalent shares related to the currently unexercisable investor put rights associated with the noncontrolling interest in the Company’s OEG business, which may be settled in cash or shares at the Company’s option.

RYMAN HOSPITALITY PROPERTIES, INC. AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL RESULTS

HOSPITALITY SEGMENT ADJUSTED EBITDAre RECONCILIATION AND OPERATING METRICS

Unaudited

(In thousands)

	Three Months Ended				Year Ended
	December 31,				December 31,
	2024		2023		2024		2023
	$	Margin	$	Margin	$	Margin	$	Margin
Hospitality segment:
Revenue	$549,450		$545,156		$1,997,050		$1,833,478
Operating income	$110,258	20.1%	$115,738	21.2%	$467,109	23.4%	$421,264	23.0%
Depreciation and amortization	52,918		48,762		205,189		186,749
Non-cash lease expense	983		1,020		3,932		4,077
Interest income on Gaylord National bonds	1,113		1,194		4,616		4,936
Other gains and (losses), net	–		–		3,203		6,134
Adjusted EBITDAre	$165,272	30.1%	$166,714	30.6%	$684,049	34.3%	$623,160	34.0%

Performance metrics:
Occupancy	66.7%		69.8%		69.1%		71.6%
ADR	$267.45		$260.81		$257.81		$245.74
RevPAR	$178.37		$181.97		$178.24		$175.96
OtherPAR	$344.87		$337.18		$299.81		$284.16
Total RevPAR	$523.24		$519.15		$478.05		$460.12

Same-Store Hospitality segment: (1)
Revenue	$495,990		$503,090		$1,776,526		$1,740,665
Operating income	$106,398	21.5%	$110,659	22.0%	$428,701	24.1%	$408,081	23.4%
Depreciation and amortization	45,166		43,545		174,996		172,031
Non-cash lease expense	983		1,020		3,932		4,077
Interest income on Gaylord National bonds	1,113		1,194		4,616		4,936
Other gains and (losses), net	–		–		3,203		6,134
Adjusted EBITDAre	$153,660	31.0%	$156,418	31.1%	$615,448	34.6%	$595,259	34.2%

Performance metrics:
Occupancy	67.3%		70.9%		69.1%		71.9%
ADR	$264.50		$259.67		$252.08		$243.19
RevPAR	$178.00		$184.17		$174.26		$174.92
OtherPAR	$339.79		$341.03		$291.92		$283.10
Total RevPAR	$517.79		$525.20		$466.18		$458.02

Gaylord Opryland:
Revenue	$138,706		$140,664		$495,552		$474,884
Operating income	$40,807	29.4%	$42,299	30.1%	$152,896	30.9%	$135,554	28.5%
Depreciation and amortization	8,053		7,960		32,588		33,510
Non-cash lease revenue	(10)		(11)		(42)		(46)
Adjusted EBITDAre	$48,850	35.2%	$50,248	35.7%	$185,442	37.4%	$169,018	35.6%

Performance metrics:
Occupancy	71.2%		75.5%		70.9%		73.0%
ADR	$272.81		$268.39		$258.62		$250.96
RevPAR	$194.35		$202.70		$183.35		$183.22
OtherPAR	$327.70		$326.72		$285.47		$267.28
Total RevPAR	$522.05		$529.42		$468.82		$450.50

Gaylord Palms:
Revenue	$79,867		$87,356		$302,371		$309,616
Operating income	$12,420	15.6%	$16,194	18.5%	$63,228	20.9%	$71,399	23.1%
Depreciation and amortization	7,392		5,837		25,470		22,640
Non-cash lease expense	993		1,031		3,974		4,123
Adjusted EBITDAre	$20,805	26.0%	$23,062	26.4%	$92,672	30.6%	$98,162	31.7%

Performance metrics:
Occupancy	60.3%		72.3%		64.6%		73.7%
ADR	$269.95		$261.71		$249.98		$245.04
RevPAR	$162.87		$189.19		$161.45		$180.58
OtherPAR	$342.44		$363.50		$319.43		$313.17
Total RevPAR	$505.31		$552.69		$480.88		$493.75

Gaylord Texan:
Revenue	$109,256		$116,531		$351,151		$358,399
Operating income	$35,373	32.4%	$37,955	32.6%	$106,416	30.3%	$111,703	31.2%
Depreciation and amortization	5,834		5,793		23,189		22,947
Adjusted EBITDAre	$41,207	37.7%	$43,748	37.5%	$129,605	36.9%	$134,650	37.6%

Performance metrics:
Occupancy	74.7%		74.6%		74.6%		74.9%
ADR	$270.13		$277.12		$252.65		$244.21
RevPAR	$201.76		$206.82		$188.58		$183.02
OtherPAR	$452.90		$491.44		$340.32		$358.28
Total RevPAR	$654.66		$698.26		$528.90		$541.30

RYMAN HOSPITALITY PROPERTIES, INC. AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL RESULTS

HOSPITALITY SEGMENT ADJUSTED EBITDAre RECONCILIATION AND OPERATING METRICS

Unaudited

(In thousands)

	Three Months Ended				Year Ended
	December 31,				December 31,
	2024		2023		2024		2023
	$	Margin	$	Margin	$	Margin	$	Margin
Gaylord National:
Revenue	$84,936		$85,229		$311,330		$307,139
Operating income	$10,269	12.1%	$9,841	11.5%	$46,306	14.9%	$42,677	13.9%
Depreciation and amortization	8,467		8,391		33,724		33,357
Interest income on Gaylord National bonds	1,113		1,194		4,616		4,936
Other gains and (losses), net	–		–		3,203		6,134
Adjusted EBITDAre	$19,849	23.4%	$19,426	22.8%	$87,849	28.2%	$87,104	28.4%

Performance metrics:
Occupancy	60.4%		66.8%		64.8%		68.4%
ADR	$265.94		$254.45		$251.80		$240.30
RevPAR	$160.71		$170.01		$163.16		$164.30
OtherPAR	$301.82		$294.12		$263.01		$257.28
Total RevPAR	$462.53		$464.13		$426.17		$421.58

Gaylord Rockies:
Revenue	$76,825		$67,360		$290,141		$266,737
Operating income	$6,755	8.8%	$4,325	6.4%	$56,233	19.4%	$44,854	16.8%
Depreciation and amortization	14,640		14,473		57,094		56,843
Adjusted EBITDAre	$21,395	27.8%	$18,798	27.9%	$113,327	39.1%	$101,697	38.1%

Performance metrics:
Occupancy	71.5%		66.1%		74.3%		73.4%
ADR	$252.73		$241.79		$253.11		$242.39
RevPAR	$180.80		$159.91		$188.09		$178.02
OtherPAR	$375.53		$327.88		$340.05		$308.85
Total RevPAR	$556.33		$487.79		$528.14		$486.87

JW Marriott Hill Country: (2)
Revenue	$53,460		$42,066		$220,524		$92,813
Operating income	$3,860	7.2%	$5,079	12.1%	$38,408	17.4%	$13,183	14.2%
Depreciation and amortization	7,752		5,217		30,193		14,718
Adjusted EBITDAre	$11,612	21.7%	$10,296	24.5%	$68,601	31.1%	$27,901	30.1%

Performance metrics:
Occupancy	60.4%		57.8%		69.2%		64.9%
ADR	$301.63		$275.32		$317.32		$304.07
RevPAR	$182.17		$159.17		$219.58		$197.30
OtherPAR	$397.76		$297.15		$381.74		$306.11
Total RevPAR	$579.93		$456.32		$601.32		$503.41

The AC Hotel at National Harbor:
Revenue	$3,032		$3,141		$12,647		$11,997
Operating income	$383	12.6%	$597	19.0%	$2,247	17.8%	$2,010	16.8%
Depreciation and amortization	230		229		933		904
Adjusted EBITDAre	$613	20.2%	$826	26.3%	$3,180	25.1%	$2,914	24.3%

Performance metrics:
Occupancy	60.8%		69.7%		59.9%		64.8%
ADR	$242.95		$221.92		$258.45		$238.01
RevPAR	$147.78		$154.58		$154.77		$154.20
OtherPAR	$23.86		$23.24		$25.20		$16.99
Total RevPAR	$171.64		$177.82		$179.97		$171.19

The Inn at Opryland: (3)
Revenue	$3,368		$2,809		$13,334		$11,893
Operating income (loss)	$391	11.6%	$(552)	(19.7)%	$1,375	10.3%	$(116)	(1.0)%
Depreciation and amortization	550		862		1,998		1,830
Adjusted EBITDAre	$941	27.9%	$310	11.0%	$3,373	25.3%	$1,714	14.4%

Performance metrics:
Occupancy	53.3%		48.6%		53.8%		54.0%
ADR	$159.49		$155.32		$169.90		$153.60
RevPAR	$84.96		$75.54		$91.40		$82.95
OtherPAR	$35.84		$25.28		$28.84		$24.59
Total RevPAR	$120.80		$100.82		$120.24		$107.54

(1)	Same-Store Hospitality segment excludes JW Marriott Hill Country, which was acquired on June 30, 2023.
(2)	JW Marriott Hill Country was acquired by the Company on June 30, 2023.
(3)	Includes other hospitality revenue and expense.

RYMAN HOSPITALITY PROPERTIES, INC. AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL RESULTS

EARNINGS PER SHARE, FFO PER SHARE AND ADJUSTED FFO PER SHARE CALCULATIONS

Unaudited

(In thousands, except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2024	2023	2024	2023
Earnings per share:

Numerator:
Net income available to common stockholders	$68,766	$142,127	$271,638	$311,217
Net income attributable to noncontrolling interest in consolidated joint venture	3,072	–	6,760	–
Net income available to common stockholders - if-converted method	$71,838	$142,127	$278,398	$311,217

Denominator:
Weighted average shares outstanding - basic	59,902	59,710	59,859	57,750
Effect of dilutive stock-based compensation	265	348	281	311
Effect of dilutive put rights (1)	3,531	–	3,492	–
Weighted average shares outstanding - diluted	63,698	60,058	63,632	58,061

Basic income per share available to common stockholders	$1.15	$2.38	$4.54	$5.39
Diluted income per share available to common stockholders (1)	$1.13	$2.37	$4.38	$5.36

FFO per share/unit:

Numerator:
FFO available to common stockholders and unit holders	$127,691	$197,293	$500,016	$517,389
Net income attributable to noncontrolling interest in consolidated joint venture	3,072	–	6,760	–
FFO adjustments for noncontrolling interest	2,303	–	8,856	–
FFO available to common stockholders and unit holders - if-converted method	$133,066	$197,293	$515,632	$517,389

Denominator:
Weighted average shares and OP units outstanding - basic	60,297	60,105	60,254	58,145
Effect of dilutive stock-based compensation	265	348	281	311
Effect of dilutive put rights (1)	3,531	–	3,492	–
Weighted average shares and OP units outstanding - diluted	64,093	60,453	64,027	58,456

FFO available to common stockholders and unit holders per basic share/unit	$2.12	$3.28	$8.30	$8.90
FFO available to common stockholders and unit holders per diluted share/unit (1)	$2.08	$3.26	$8.05	$8.85

Adjusted FFO per share/unit:

Numerator:
Adjusted FFO available to common stockholders and unit holders	$131,460	$125,869	$527,821	$473,133
Net income attributable to noncontrolling interest in consolidated joint venture	3,072	–	6,760	–
FFO adjustments for noncontrolling interest	2,303	–	8,856	–
Adjusted FFO adjustments for noncontrolling interest	1,117	–	3,137	–
Adjusted FFO available to common stockholders and unit holders - if-converted method	$137,952	$125,869	$546,574	$473,133

Denominator:
Weighted average shares and OP units outstanding - basic	60,297	60,105	60,254	58,145
Effect of dilutive stock-based compensation	265	348	281	311
Effect of dilutive put rights (1)	3,531	–	3,492	–
Weighted average shares and OP units outstanding - diluted	64,093	60,453	64,027	58,456

Adjusted FFO available to common stockholders and unit holders per basic share/unit	$2.18	$2.09	$8.76	$8.14
Adjusted FFO available to common stockholders and unit holders per diluted share/unit (1)	$2.15	$2.08	$8.54	$8.09

(1)	Includes equivalent shares related to the currently unexercisable investor put rights associated with the noncontrolling interest in the Company’s OEG business, which may be settled in cash or shares at the Company’s option.

Ryman Hospitality Properties, Inc. and Subsidiaries

Reconciliation of Forward-Looking Statements

Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (“Adjusted EBITDAre”)

Unaudited

($ in thousands, except per share data)

	Guidance Range
	For Full Year 2025
	Low	High	Midpoint
Consolidated:
Net income	$245,250	$261,000	$253,125
Provision for income taxes	11,000	13,500	12,250
Interest expense, net	203,000	214,000	208,500
Depreciation and amortization	262,625	280,000	271,313
EBITDAre	$721,875	$768,500	$745,188
Non-cash lease expense	3,000	4,250	3,625
Preopening costs	500	1,000	750
Equity-based compensation expense	14,875	16,500	15,688
Pension settlement charge	1,250	1,500	1,375
Interest income on Gaylord National bonds	3,750	4,750	4,250
Loss on extinguishment of debt	3,750	4,500	4,125
Adjusted EBITDAre	$749,000	$801,000	$775,000

Hospitality segment:
Operating income	$444,000	$468,000	$456,000
Depreciation and amortization	221,000	234,000	227,500
Non-cash lease expense	3,250	4,250	3,750
Interest income on Gaylord National bonds	3,750	4,750	4,250
Other gains and (losses), net	3,000	4,000	3,500
Adjusted EBITDAre	$675,000	$715,000	$695,000

Entertainment segment:
Operating income	$65,750	$69,750	$67,750
Depreciation and amortization	39,500	43,500	41,500
Non-cash lease expense (revenue)	(250)	–	(125)
Preopening costs	500	1,000	750
Equity-based compensation	4,500	5,500	5,000
Other gains and (losses), net	–	250	125
Adjusted EBITDAre	$110,000	$120,000	$115,000

Corporate and Other segment:
Operating loss	$(48,000)	$(47,500)	$(47,750)
Depreciation and amortization	2,125	2,500	2,313
Equity-based compensation	10,375	11,000	10,688
Pension settlement charge	1,250	1,500	1,375
Other gains and (losses), net	(1,750)	(1,500)	(1,625)
Adjusted EBITDAre	$(36,000)	$(34,000)	$(35,000)

Ryman Hospitality Properties, Inc. and Subsidiaries

Reconciliation of Forward-Looking Statements

Funds From Operations (“FFO”) and Adjusted FFO

Unaudited

($ in thousands, except per share data)

	Guidance Range
	For Full Year 2025
	Low	High	Midpoint
Consolidated:
Net income	$245,250	$261,000	$253,125
Noncontrolling interest in consolidated joint venture	(8,000)	(6,000)	(7,000)
Net income available to common stockholders and unit holders	$237,250	$255,000	$246,125
Depreciation and amortization	262,625	280,000	271,313
Adjustments for noncontrolling interest	(12,500)	(10,500)	(11,500)
FFO available to common stockholders and unit holders	$487,375	$524,500	$505,938
Right-of-use asset amortization	–	500	250
Non-cash lease expense	3,000	4,250	3,625
Pension settlement charge	1,250	1,500	1,375
Loss on extinguishment of debt	3,750	4,500	4,125
Adjustments for noncontrolling interest	(4,375)	(3,750)	(4,063)
Amortization of deferred financing costs	10,500	12,000	11,250
Amortization of debt discounts and premiums	1,500	2,500	2,000
Deferred tax provision	7,000	9,000	8,000
Adjusted FFO available to common stockholders and unit holders	$510,000	$555,000	$532,500

Net income available to common stockholders per diluted share (1)	$3.80	$4.05	$3.93
Adjusted FFO available to common stockholders and unit holders per diluted share/unit (1)	$8.24	$8.86	$8.55

Estimated weighted average shares outstanding - diluted (in millions) (1)	64.5	64.5	64.5
Estimated weighted average shares and OP units outstanding - diluted (in millions) (1)	64.9	64.9	64.9
(1)	Includes equivalent shares related to the currently unexercisable investor put rights associated with the noncontrolling interest in the Company’s OEG business, which may be settled in cash or shares at the Company’s option.

Ryman Hospitality Properties, Inc. and Subsidiaries

Reconciliation of Forward-Looking Statements

Earnings Per Share and Adjusted FFO Per Share

Unaudited

(dollars in thousands, except per share data)

	Guidance Range
	For Full Year 2025
Earnings per share:	Low	High	Midpoint
Numerator:
Net income available to common stockholders	$237,250	$255,000	$246,125
Net income attributable to noncontrolling interest in consolidated joint venture	8,000	6,000	7,000
Net income available to common stockholders - if-converted method	$245,250	$261,000	$253,125

Denominator:
Estimated weighted average shares outstanding - diluted (in millions) (1)	64.5	64.5	64.5

Diluted income per share available to common stockholders	$3.80	$4.05	$3.93

Adjusted FFO per share:
Numerator:
Adjusted FFO available to common stockholders and unit holders	$510,000	$555,000	$532,500
Net income attributable to noncontrolling interest in consolidated joint venture	8,000	6,000	7,000
FFO adjustments for noncontrolling interest	12,500	10,500	11,500
Adjusted FFO Adjustments for noncontrolling interest	4,375	3,750	4,063
Adjusted FFO available to common stockholders and unit holders - if-converted method	$534,875	$575,250	$555,063

Denominator:
Estimated weighted average shares and OP units outstanding - diluted (in millions) (1)	64.9	64.9	64.9

Adjusted FFO available to common stockholders and unit holders per diluted share/unit	$8.24	$8.86	$8.55

(1)	Includes equivalent shares related to the currently unexercisable investor put rights associated with the noncontrolling interest in the Company’s OEG business, which may be settled in cash or shares at the Company’s option.